                                    EXHIBIT 99.1
LendingClub Reports First Quarter 2026 Results
Strong Performance Across Key Metrics
Delivered Record $67.3 Million Pre-Tax Income, 13.7% ROE, and 14.5% ROTCE
Increased Originations +31% and Delivered Diluted EPS of $0.44, +340%
Rebranding to Happen Bank in Summer 2026

SAN FRANCISCO – April 27, 2026 – LendingClub Corporation (NYSE: LC) today announced financial results for the first quarter ended March 31, 2026.

“We’re starting 2026 with exceptional momentum, delivering 31% year-over-year growth in originations while achieving record pre-tax earnings of $67 million and ROTCE of 14.5%,” said Scott Sanborn, LendingClub CEO. “At the same time, we advanced key strategic priorities, including the upcoming rebrand to Happen Bank, expanding into the $500 billion home improvement loan category, and maintaining our credit outperformance. Our focused, proven strategy is successfully attracting and retaining high-quality members as we continue generating consistent, durable returns.”

First Quarter 2026 Results

Highlights:
•Announced new brand, Happen Bank, launching summer 2026, reflecting both our expanded banking capabilities and our core mission: to clear the way for people going places.
•Began underwriting and originating home improvement loans in April, leveraging distinct advantages over incumbents and opening meaningful opportunity for growth.
•Achieved $2.7 billion in origination volume, up 31% compared to the prior year, driven in part by the successful execution of product and marketing initiatives.
•Diluted EPS of $0.44, more than quadrupled compared to the prior year.
•Continued credit outperformance vs. competitor set, with over 40% lower delinquencies.
•AI-powered automation and agent support tools led to record personal loans operations production efficiency in the first quarter and a record-high >90% automation rate for issued loans.
•Executed $26 million of the $100 million Stock Repurchase and Acquisition Program, with cumulative utilization through March totaling $38 million.

Balance Sheet:
•Total assets of $11.9 billion, up 14% year-over-year, primarily due to growth in loans and securities.
•Deposits of $10.2 billion, up 14% year-over-year, with 88% of deposits FDIC-insured.
•Robust available liquidity of $3.7 billion.
•Strong capital position with a consolidated Tier 1 leverage ratio of 11.9% and a CET1 capital ratio of 17.0%.

Financial Performance:
•Loan originations grew 31% to $2.7 billion, compared to $2.0 billion in the prior year, driven by the successful execution of product and marketing initiatives.
•Total net revenue increased 16% to $252.3 million, compared to $217.7 million in the prior year, driven by higher loan sales and loan sale pricing and higher net interest margin on a larger balance sheet.
◦Net interest margin expanded to 6.28%, compared to 5.97% in the prior year, driven primarily by improved deposit funding costs.
•Provision for credit losses of $0.4 million, compared to $58.1 million in the prior year, due to strong credit performance and the 2026 election of fair value option (FVO) accounting for all new originations.
•Net charge-offs on total loans and leases held for investment improved to $42.5 million, compared to $76.1 million in the same quarter in the prior year, supported by strong credit performance.
•Net income and Diluted EPS more than quadrupled to $51.6 million and $0.44, respectively, compared to $11.7 million and $0.10 in the prior year, respectively.
•Profit margin (pre-tax) of 26.7%, compared to 7.2% in the prior year.
•Return on Equity (ROE) of 13.7% with a Return on Tangible Common Equity (ROTCE) of 14.5%.

Summary Financial Highlights:

	Three Months Ended
($ in millions, except per share amounts)	March 31, 2026	December 31, 2025	March 31, 2025
Total net revenue	$252.3	$266.5	$217.7
Provision for credit losses	0.4	47.2	58.1
Non-interest expense	184.5	169.3	143.9
Income before income tax expense	67.3	50.0	15.7
Income tax expense	(15.7)	(8.5)	(4.0)
Net income	$51.6	$41.6	$11.7

Diluted EPS	$0.44	$0.35	$0.10

For a calculation of Tangible Book Value Per Common Share and Return on Tangible Common Equity, refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables at the end of this release.

2026 Strategic Priorities & Investments

LendingClub has made important progress on several strategic initiatives:

Corporate Rebrand: Rebranding to Happen BankTM, a bank that clears the way for people going places, providing fast and easy access to award-winning products that help them save more of what they earn and earn more on what they save. The new brand reflects LendingClub’s transition from a pioneering online lender to a diversified digital-first bank that combines deposits, lending, and a capital-light marketplace bank model. The company will transition to the new brand this summer. Rebrand-related costs are included in the 2026 financial guidance.

Home Improvement Financing: Having previously acquired foundational technology and key talent, LendingClub is now underwriting and originating home improvement loans through its initial partnership with the Wisetack platform. Inbound interest from additional potential partners has been significant. Home improvement financing is a $500 billion market where LendingClub has distinct advantages over incumbents and a meaningful opportunity for growth.

AI and Operating Efficiency: The company has over 60 active AI initiatives underway across marketing, product, engineering, operations, customer experience, and compliance, with the goal of improving efficiency and supporting margin expansion over time. AI-powered automation and agent support tools have already led to record personal loans operations production efficiency and a record-high >90% automation rate for issued loans in the first quarter.

New Marketing Channel Investment: LendingClub accelerated investments in new acquisition channels, including paid social and display, ahead of normal seasonal timing in order to build attribution models and data capabilities for the full-year 2026 growth plan. Successful execution of marketing and product initiatives contributed to a 31% year-over-year increase in originations growth in the first quarter.

Transition to Fair Value Option Accounting: Starting first quarter of 2026, LendingClub has adopted FVO accounting for all new originations of loans held for investment. This change aligns the accounting treatment for loans held for investment and held for sale, creating a consistent framework across the business and removing the front-loaded CECL reserve impact that corresponds to balance sheet growth. The company expects this transition will, over time, result in higher return on invested capital.

From a financial reporting perspective, under FVO, new loans are marked to fair value at origination, with subsequent changes in fair value, reflecting both credit performance and market conditions, flowing through non-interest income each quarter rather than through a separate provision for credit losses. The company will no longer record a CECL provision on new loan originations.

Financial Outlook

Second Quarter 2026
Loan originations	$3.0B to $3.1B
Diluted EPS	$0.40 to $0.45

Full Year 2026
Loan originations	$11.6B to $12.6B
Diluted EPS	$1.65 to $1.80

About LendingClub

LendingClub Bank (soon to be Happen BankTM) is a digital bank built for the Motivated Middle: high-FICO, high-income, digitally savvy consumers actively managing their financial lives. Our difference? We make it easy for them to access award-winning products that help them keep more of what they earn and earn more on what they save. Our products are aligned by design to reward our five million plus members when they take positive financial steps, like saving regularly or making loan payments on time.

Our success is fueled by our advanced credit underwriting, a proprietary technology platform engineered for innovation, and a marketplace bank model that drives value for members, loan investors, and shareholders alike. The result is affordable credit, meaningful value, and a trusted banking relationship delivered consistently and profitably at scale.

As we look to our next chapter, we’re choosing a name that reflects why we exist: to clear the way for our members to make it happen. Learn more at https://www.meethappen.com.

LendingClub Corporation (NYSE: LC) is the parent company and operator of LendingClub Bank, National Association, Member FDIC. For more information about LendingClub, visit https://www.lendingclub.com.

Conference Call and Webcast Information
The LendingClub first quarter 2026 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time) on Monday, April 27, 2026. A live webcast of the call will be available at http://ir.lendingclub.com under the Filings & Financials menu in Quarterly Results. To listen to the call, register using this link: https://events.q4inc.com/attendee/442019885 ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. LendingClub has used, and intends to use, its investor relations website, X (formerly Twitter) handles (@LendingClub and @LendingClubIR) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Question Submissions
Prior to quarterly earnings, investors have the ability to submit and upvote questions for LendingClub’s management team to consider. To participate, visit the link provided in each quarter's earnings date announcement.

Contacts
For Investors:
IR@lendingclub.com
Media Contact:
Press@lendingclub.com

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Tangible Book Value (TBV) Per Common Share and Return on Tangible Common Equity (ROTCE). Our non-GAAP financial measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP financial measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies.

We believe TBV Per Common Share is an important measure used to evaluate the company’s use of equity. TBV Per Common Share is a non-GAAP financial measure representing tangible common equity for the period (common equity reduced by goodwill and customer relationship intangible assets), divided by the ending number of common shares issued and outstanding.

We believe ROTCE is an important measure because it reflects the company's ability to generate income from its core assets. ROTCE is a non-GAAP financial measure calculated by dividing annualized net income by the average tangible common equity for the applicable period.

For a reconciliation of such measures to the nearest GAAP measures, please refer to the tables on page 11 of this release.

Safe Harbor Statement
Some of the statements above, including statements regarding our entry into home improvement financing, our rebranding initiative, and anticipated future performance and financial results, are “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our loan performance, our ability to continue to attract and retain new and existing borrowers and marketplace investors (including retaining long-term investors through the duration of their expected partnership and achieving the anticipated level of purchases); competition; overall economic conditions; our ability to integrate acquired technology; the interest rate and/or regulatory environment; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in our subsequent filings with the Securities and Exchange Commission. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

*****

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages or as noted)
(Unaudited)

	As of and for the three months ended					% Change
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	Q/Q	Y/Y
Operating Highlights:
Net interest income	$176,234	$163,027	$158,439	$154,249	$149,957	8%	18%
Non-interest income	76,017	103,444	107,792	94,186	67,754	(27)%	12%
Total net revenue	252,251	266,471	266,231	248,435	217,711	(5)%	16%
Provision for credit losses	390	47,158	46,280	39,733	58,149	(99)%	(99)%
Non-interest expense	184,533	169,284	162,713	154,718	143,867	9%	28%
Income before income tax expense	67,328	50,029	57,238	53,984	15,695	35%	329%
Income tax expense	(15,725)	(8,475)	(12,964)	(15,806)	(4,024)	86%	291%
Net income	$51,603	$41,554	$44,274	$38,178	$11,671	24%	342%
Diluted EPS	$0.44	$0.35	$0.37	$0.33	$0.10	26%	340%

Total loan originations (in millions)(1)	$2,669	$2,637	$2,656	$2,433	$2,032	1%	31%
Current period originations sold or held for sale	$1,717	$2,090	$2,027	$1,702	$1,314	(18)%	31%
Current period originations held for investment	$952	$547	$629	$731	$717	74%	33%

Total servicing portfolio (in millions)(2)	$13,854	$13,423	$12,986	$12,524	$12,241	3%	13%
Loans serviced for others	$7,750	$7,601	$7,612	$7,185	$7,130	2%	9%

Performance Metrics:
Net interest margin	6.28%	5.98%	6.18%	6.14%	5.97%
Profit margin(3)	26.7%	18.8%	21.5%	21.7%	7.2%
Return on average equity (ROE)(4)	13.7%	11.3%	12.4%	11.1%	3.5%
Return on tangible common equity (ROTCE)(5)(6)	14.5%	11.9%	13.2%	11.8%	3.7%
Return on average total assets (ROA)(7)	1.8%	1.5%	1.7%	1.5%	0.4%
Marketing expense as a % of loan originations(1)	2.08%	1.73%	1.53%	1.38%	1.44%

Average balance - total loans and leases held for investment	$4,797,639	$4,767,573	$4,890,619	$4,899,272	$5,030,204	1%	(5)%
Net charge-offs - total loans and leases held for investment	$42,493	$47,852	$41,899	$46,078	$76,128	(11)%	(44)%
Net charge-off ratio - total loans and leases held for investment(8)	3.5%	4.0%	3.4%	3.8%	6.1%

Capital Metrics:
Common equity Tier 1 capital ratio	17.0%	17.4%	18.0%	17.5%	17.8%
Tier 1 leverage ratio	11.9%	12.0%	12.3%	12.2%	11.7%
Book value per common share	$13.19	$13.01	$12.68	$12.25	$11.95	1%	10%
Tangible book value per common share(6)	$12.49	$12.30	$11.95	$11.53	$11.22	2%	11%
(1)    Beginning in the first quarter of 2026, includes all loans originated during the respective periods (unsecured consumer loans, auto loans and small business loans). Previously this included unsecured consumer loans and auto loans only. In the first quarter of 2026, this update included $15 million of small business loan originations. Prior periods have been reclassified to conform to the current period presentation.
(2)    Reflects loans serviced on our platform, which includes unsecured consumer loans and auto loans serviced for others for which servicing rights are retained by the Company.
(3)    Calculated as the ratio of income before income tax expense to total net revenue.
(4)    Calculated as annualized net income divided by average equity for the period presented.
(5)    Calculated as annualized net income divided by average tangible common equity for the period presented.
(6)    Represents a non-GAAP financial measure. See “Reconciliation of GAAP to Non-GAAP Financial Measures.”
(7)    Calculated as annualized net income divided by average total assets for the period presented.
(8)    Beginning in the first quarter of 2026, the net charge-off ratio is calculated as annualized net charge-offs for total loans and leases held for investment (at amortized cost and fair value) divided by average total outstanding loans and leases held for investment during the period. Prior to the first quarter of 2026, this was calculated based on loans and leases held for investment at amortized cost only. Prior period amounts have been reclassified to conform to the current period presentation.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages or as noted)
(Unaudited)

	As of the period ended					% Change
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	Q/Q	Y/Y
Balance Sheet Data:
Securities available for sale	$3,867,576	$3,706,709	$3,742,304	$3,527,142	$3,426,571	4%	13%
Loans held for sale	$1,836,121	$1,762,396	$1,213,140	$1,008,168	$703,378	4%	161%
Loans and leases held for investment	$4,700,990	$4,470,383	$4,573,425	$4,765,068	$4,790,138	5%	(2)%
Total loans and leases	$6,537,111	$6,232,779	$5,786,565	$5,773,236	$5,493,516	5%	19%
Total assets	$11,939,839	$11,567,816	$11,072,515	$10,775,333	$10,483,096	3%	14%
Total deposits	$10,189,511	$9,833,870	$9,388,233	$9,136,124	$8,905,902	4%	14%
Total liabilities	$10,416,311	$10,067,388	$9,610,302	$9,369,298	$9,118,579	3%	14%
Total equity	$1,523,528	$1,500,428	$1,462,213	$1,406,035	$1,364,517	2%	12%

LENDINGCLUB CORPORATION
LOANS AND LEASES HELD FOR INVESTMENT BY DELINQUENCY STATUS
(In thousands)
(Unaudited)
The following tables present loans and leases held for investment (at amortized cost and fair value) by delinquency status(1):

March 31, 2026	Current	30-59 Days	60-89 Days	90 or More Days	Total	Guaranteed Amount (2)
Unsecured consumer (3)	$3,703,293	$22,006	$18,305	$16,826	$3,760,430	$—
Residential mortgages	147,730	1,719	—	25	149,474	—
Secured consumer	341,829	3,012	545	237	345,623	—
Total consumer loans held for investment	4,192,852	26,737	18,850	17,088	4,255,527	—

Equipment finance (4)	32,824	—	—	3,623	36,447	—
Commercial real estate (5)	480,877	—	399	10,295	491,571	38,372
Commercial and industrial	129,103	3,662	1,417	20,122	154,304	107,816
Total commercial loans and leases held for investment	642,804	$3,662	$1,816	$34,040	$682,322	$146,188
Total loans and leases held for investment	$4,835,656	$30,399	$20,666	$51,128	$4,937,849	$146,188

December 31, 2025	Current	30-59 Days	60-89 Days	90 or More Days	Total	Guaranteed Amount (2)
Unsecured consumer (3)	$3,600,434	$24,075	$19,685	$18,929	$3,663,123	$—
Residential mortgages	150,099	—	888	86	151,073	—
Secured consumer	257,063	3,015	596	395	261,069	—
Total consumer loans held for investment	4,007,596	27,090	21,169	19,410	4,075,265	—

Equipment finance (4)	35,973	696	—	3,088	39,757	—
Commercial real estate (5)	461,307	—	—	11,182	472,489	39,507
Commercial and industrial	133,526	1,540	1,878	20,074	157,018	108,826
Total commercial loans and leases held for investment	630,806	2,236	1,878	34,344	669,264	148,333
Total loans and leases held for investment	$4,638,402	$29,326	$23,047	$53,754	$4,744,529	$148,333
(1)    Beginning in the first quarter of 2026, amounts include loans and leases held for investment measured at both amortized cost and fair value. Prior to the first quarter of 2026, amounts included loans and leases held for investment at amortized cost only.
(2)    Represents loan balances guaranteed by the Small Business Association (SBA).
(3)    Excludes basis adjustment for loans previously designated in fair value hedges under the portfolio layer method of $0.8 million and $1.6 million as of March 31, 2026 and December 31, 2025, respectively.
(4)    Comprised of sales-type leases for equipment.
(5)    Includes $307.0 million and $286.8 million in loans originated through the SBA as of March 31, 2026 and December 31, 2025, respectively.

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended			Change (%)
	March 31, 2026	December 31, 2025	March 31, 2025	Q1 2026 vs Q4 2025	Q1 2026 vs Q1 2025
Interest income:
Interest on loans (1)	$199,897	$185,814	$166,173	8%	20%
Interest on securities available for sale	54,411	55,948	56,280	(3)%	(3)%
Other interest income	6,899	8,824	9,606	(22)%	(28)%
Total interest income	$261,207	$250,586	$232,059	4%	13%

Interest expense:
Interest on deposits	84,971	87,558	82,100	(3)%	3%
Other interest expense	2	1	2	100%	—%
Total interest expense	84,973	87,559	82,102	(3)%	3%

Net interest income	176,234	163,027	149,957	8%	18%

Non-interest income:
Origination fees (2)	130,088	109,562	69,944	19%	86%
Servicing fees (2)	13,113	12,845	12,748	2%	3%
Gain on sales of loans (2)	16,269	15,546	12,202	5%	33%
Net fair value adjustments (2)	(88,925)	(39,451)	(29,251)	(125)%	(204)%
Other non-interest income	5,472	4,942	2,111	11%	159%
Total non-interest income	76,017	103,444	67,754	(27)%	12%

Total net revenue	252,251	266,471	217,711	(5)%	16%

Provision for credit losses	390	47,158	58,149	(99)%	(99)%

Non-interest expense:
Compensation and benefits	65,514	60,638	58,389	8%	12%
Marketing	55,415	45,680	29,239	21%	90%
Equipment and software	15,293	14,410	14,644	6%	4%
Depreciation and amortization	15,819	16,641	13,909	(5)%	14%
Professional services	11,767	11,353	9,764	4%	21%
Occupancy	6,391	5,457	4,345	17%	47%
Other non-interest expense	14,334	15,105	13,577	(5)%	6%
Total non-interest expense	184,533	169,284	143,867	9%	28%

Income before income tax expense	67,328	50,029	15,695	35%	329%
Income tax expense	(15,725)	(8,475)	(4,024)	86%	291%
Net income	$51,603	$41,554	$11,671	24%	342%

Net income per share:
Basic EPS	$0.45	$0.36	$0.10	25%	350%
Diluted EPS	$0.44	$0.35	$0.10	26%	340%
Weighted-average common shares – Basic	115,400,564	115,334,621	113,693,399	—%	2%
Weighted-average common shares – Diluted	117,333,435	118,855,315	116,176,898	(1)%	1%
(1)    Beginning in the first quarter of 2026, we combined “Interest on loans held for sale,” “Interest and fees on loans and leases held for investment,” and “Interest on loans held for investment at fair value,” into a single line item called “Interest on loans.” Prior period amounts have been reclassified to conform to the current period presentation.
(2)    Beginning in the first quarter of 2026, these components previously aggregated under “Marketplace revenue” on the Income Statement, are now presented as separate line items. Prior period amounts have been reclassified to conform to the current period presentation.

LENDINGCLUB CORPORATION
NET INTEREST INCOME
(In thousands, except percentages or as noted)
(Unaudited)

	Consolidated LendingClub Corporation (1)
	Three Months Ended March 31, 2026			Three Months Ended December 31, 2025			Three Months Ended March 31, 2025
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-earning assets (2)
Cash, cash equivalents, restricted cash and other	$775,385	$6,899	3.56%	$905,427	$8,824	3.90%	$893,058	$9,606	4.30%
Securities available for sale at fair value	3,737,199	54,411	5.82%	3,695,980	55,948	6.06%	3,397,720	56,280	6.63%
Loans held for sale at fair value	1,910,017	64,531	13.51%	1,530,624	51,006	13.33%	723,972	21,814	12.05%
Loans held for investment at fair value	807,486	25,467	12.62%	455,168	12,292	10.80%	921,008	25,410	11.04%
Loans and leases held for investment at amortized cost:
Unsecured consumer loans	2,934,584	94,763	12.92%	3,252,204	106,716	13.13%	3,097,136	104,722	13.53%
Commercial and secured consumer loans	1,055,569	15,136	5.74%	1,060,201	15,800	5.96%	1,012,060	14,227	5.62%
Loans and leases held for investment at amortized cost	3,990,153	109,899	11.02%	4,312,405	122,516	11.36%	4,109,196	118,949	11.58%
Total loans and leases held for investment	4,797,639	135,366	11.29%	4,767,573	134,808	11.31%	5,030,204	144,359	11.48%
Total interest-earning assets	11,220,240	261,207	9.31%	10,899,604	250,586	9.20%	10,044,954	232,059	9.24%

Cash and due from banks and restricted cash	26,343			32,308			30,084
Allowance for loan and lease losses	(262,466)			(275,187)			(239,608)
Other non-interest earning assets	668,486			644,221			593,740
Total assets	$11,652,603			$11,300,946			$10,429,170

Interest-bearing liabilities
Interest-bearing deposits (3):
Savings and money market accounts	6,694,780	58,714	3.56%	6,478,888	60,960	3.73%	5,917,852	55,881	3.83%
Certificates of deposit	2,488,015	25,174	4.10%	2,400,374	25,377	4.19%	2,172,242	24,866	4.64%
Checking accounts	393,963	1,083	1.12%	396,430	1,221	1.22%	430,449	1,353	1.27%
Interest-bearing deposits	9,576,758	84,971	3.60%	9,275,692	87,558	3.75%	8,520,543	82,100	3.91%
Other interest-bearing liabilities	222	2	3.79%	109	1	4.28%	222	2	4.47%
Total interest-bearing liabilities	9,576,980	84,973	3.60%	9,275,801	87,559	3.75%	8,520,765	82,102	3.91%
Noninterest-bearing deposits	334,136			311,147			321,777
Other liabilities	233,776			240,642			237,155
Total liabilities	$10,144,892			$9,827,590			$9,079,697

Total equity	$1,507,711			$1,473,356			$1,349,473
Total liabilities and equity	$11,652,603			$11,300,946			$10,429,170

Interest rate spread			5.71%			5.45%			5.33%

Net interest income and net interest margin		$176,234	6.28%		$163,027	5.98%		$149,957	5.97%
(1)    Consolidated presentation reflects intercompany eliminations.
(2)    Nonaccrual loans and any related income are included in their respective loan categories.
(3)    Prior period amounts have been reclassified to conform to the current period presentation.

LENDINGCLUB CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Cash and due from banks	$19,528	$11,749
Interest-bearing deposits in banks	782,415	905,905
Total cash and cash equivalents	801,943	917,654
Restricted cash	19,919	12,783
Securities available for sale at fair value ($3,908,834 and $3,733,780 at amortized cost, respectively)	3,867,576	3,706,709
Loans held for sale at fair value	1,836,121	1,762,396
Loans held for investment at fair value	1,237,850	473,314
Loans and leases held for investment	3,700,837	4,272,812
Allowance for loan and lease losses	(237,697)	(275,743)
Loans and leases held for investment, net	3,463,140	3,997,069
Property, equipment and software, net	273,472	254,088
Goodwill	75,717	75,717
Other assets	364,101	368,086
Total assets	$11,939,839	$11,567,816
Liabilities and Equity
Deposits:
Interest-bearing	$9,781,568	$9,459,483
Noninterest-bearing	407,943	374,387
Total deposits	10,189,511	9,833,870
Other liabilities	226,800	233,518
Total liabilities	10,416,311	10,067,388
Equity
Common stock, $0.01 par value; 180,000,000 shares authorized; 115,497,890 and 115,368,987 shares issued and outstanding, respectively	1,155	1,154
Additional paid-in capital	1,701,280	1,719,233
Accumulated deficit	(150,196)	(201,799)
Accumulated other comprehensive loss	(28,711)	(18,160)
Total equity	1,523,528	1,500,428
Total liabilities and equity	$11,939,839	$11,567,816

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)
Tangible Book Value Per Common Share

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
GAAP common equity	$1,523,528	$1,500,428	$1,462,213	$1,406,035	$1,364,517
Less: Goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Customer relationship intangible assets	(5,039)	(5,685)	(8,206)	(7,068)	(7,778)
Tangible common equity	$1,442,772	$1,419,026	$1,378,290	$1,323,250	$1,281,022

Book value per common share
GAAP common equity	$1,523,528	$1,500,428	$1,462,213	$1,406,035	$1,364,517
Common shares issued and outstanding	115,497,890	115,368,987	115,301,440	114,740,147	114,199,832
Book value per common share	$13.19	$13.01	$12.68	$12.25	$11.95

Tangible book value per common share
Tangible common equity	$1,442,772	$1,419,026	$1,378,290	$1,323,250	$1,281,022
Common shares issued and outstanding	115,497,890	115,368,987	115,301,440	114,740,147	114,199,832
Tangible book value per common share	$12.49	$12.30	$11.95	$11.53	$11.22

Return On Tangible Common Equity

	For the three months ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Average GAAP common equity	$1,507,711	$1,473,356	$1,424,538	$1,381,199	$1,349,473
Less: Average goodwill	(75,717)	(75,717)	(75,717)	(75,717)	(75,717)
Less: Average customer relationship intangible assets	(5,362)	(6,031)	(6,722)	(7,423)	(8,182)
Average tangible common equity	$1,426,632	$1,391,608	$1,342,099	$1,298,059	$1,265,574

Return on average equity
Annualized GAAP net income	$206,412	$166,216	$177,096	$152,712	$46,684
Average GAAP common equity	$1,507,711	$1,473,356	$1,424,538	$1,381,199	$1,349,473
Return on average equity	13.7%	11.3%	12.4%	11.1%	3.5%

Return on tangible common equity
Annualized GAAP net income	$206,412	$166,216	$177,096	$152,712	$46,684
Average tangible common equity	$1,426,632	$1,391,608	$1,342,099	$1,298,059	$1,265,574
Return on tangible common equity	14.5%	11.9%	13.2%	11.8%	3.7%